Exhibit 99.2

News Release
From ScanSoft, Inc.

For Immediate Release

Richard Mack	Jonna Schuyler
ScanSoft, Inc.	ScanSoft, Inc.
Tel: 978-977-2175	Tel: 978-977-2038
Email: richard.mack@scansoft.com	Email: jonna.schuyler@scansoft.com

Warburg Pincus Agrees to Purchase
$75 Million in ScanSoft Common Stock

Investment in Support of the ScanSoft-Nuance Merger

PEABODY, Mass., May 9, 2005 – ScanSoft, Inc. (Nasdaq: SSFT), a leading provider of speech and imaging solutions, today announced that Warburg Pincus, the global private equity firm, has agreed to purchase $75 million of ScanSoft common stock, the proceeds of which will be used in conjunction with the merger between ScanSoft and Nuance Communications, Inc. (Nasdaq: NUAN) and other corporate purposes.

Warburg Pincus, a leading investor in technology companies, has agreed to purchase ScanSoft common stock in separate transactions as follows:

•	3.54 million shares at a purchase price of $4.24 per share, the closing bid price on Thursday, May 5, 2005, for an aggregate investment of $15.0 million. This transaction closed today and is independent of the Nuance transaction.

•	14.2 million shares at a purchase price of $4.24 per share, for an aggregate investment of $60.0 million. This transaction will close concurrent with, and is contingent upon, the closing of the Nuance transaction and stockholder approval.

•	In addition, Warburg Pincus has acquired a warrant to purchase 0.86 million shares of ScanSoft common stock along with the first investment, and will acquire a warrant to purchase 3.18 million shares of ScanSoft common stock upon the closing of the second investment. Both warrants have an exercise price of $5.00 per share and a four-year term.

William H. Janeway, a Vice Chairman of Warburg Pincus and a ScanSoft Director, stated: “The merger of ScanSoft and Nuance creates a company that combines deep technical capabilities with a broad range of customer specific expertise. We are confident that the merged company, as a comprehensive provider of speech solutions, will have the resources and experience to extend ScanSoft’s strong operational performance.”

As of March 31, 2005, Warburg Pincus held 12.3 million shares of ScanSoft common stock, 3.6 million shares of preferred stock and warrants to acquire 3.0 million shares of ScanSoft common stock.

ScanSoft and Nuance today announced a definitive agreement for ScanSoft to acquire all of the outstanding common stock of Nuance. The transaction is valued at $221 million based on the closing price of ScanSoft common stock of $4.46 per share as of May 6, 2005, or $122 million net of Nuance’s cash and equivalents of $98.7 million as of March 31, 2005, which includes $11.1 million of restricted cash. See today’s related release titled, ScanSoft and Nuance to Merge, Creating Comprehensive Portfolio of Enterprise Speech Solutions and Expertise.

In addition to the two transactions above, Warburg Pincus provided a commitment to purchase an additional $25.0 million of ScanSoft common stock, plus warrants, if requested by ScanSoft. The commitment is in connection with ScanSoft’s potential future acquisition activities, and would be priced based on ScanSoft’s closing share price the day preceding the signing of a definitive agreement.

About Warburg Pincus

Warburg Pincus has been a leading private equity investor since 1971. The firm currently has approximately $13 billion under management in a range of sectors including information and communication technology, business services, energy, financial services, healthcare and life sciences, media and real estate. The firm has invested approximately $4.8 billion in 140 technology companies, including Avaya (NYSE: AV), BEA Systems (Nasdaq: BEAS), and VERITAS Software (Nasdaq: VRTS). Warburg Pincus is an experienced partner to entrepreneurs seeking to create and build durable companies with sustainable value. The firm has offices in North America, Europe and Asia and an active portfolio of more than 100 companies. For more information, please visit www.warburgpincus.com

About ScanSoft, Inc.

ScanSoft, Inc. (Nasdaq: SSFT) is a global leader of speech and imaging solutions that are used to automate a wide range of manual processes – saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ScanSoft plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and ScanSoft and Nuance plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy

Statement/Prospectus will contain important information about ScanSoft, Nuance, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by ScanSoft and Nuance through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000 or from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000.

Nuance and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Nuance’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between ScanSoft and Nuance, future financial and operating results, future opportunities for the combined company, the closing of the additional investments by Warburg Pincus, the growth of the speech industry and the demand for speech solutions and any other statements about ScanSoft or Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability of ScanSoft to successfully integrate Nuance’s operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in ScanSoft’s Annual Report on Form 10-K for the year ended September 30, 2004 and Nuance’s Annual Report on Form 10-K for the year ended December 31, 2004 and their most recent quarterly reports filed with the SEC. ScanSoft and Nuance disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.